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                                                              Exhibit 99.q.(iii)

                         THE HARTFORD MUTUAL FUNDS, INC.
                       THE HARTFORD MUTUAL FUNDS II, INC.
                      THE HARTFORD INCOME SHARES FUND, INC.
                           HARTFORD SERIES FUND, INC.
                        HARTFORD HLS SERIES FUND II, INC.

                                POWER OF ATTORNEY

                          Effective: September 14, 2005

                       William P. Johnston   Lemma W. Senbet

do hereby constitute and appoint Edward P. Macdonald, Jill G. Powilatis and/or Richard J. Wirth to sign as their agent any Securities Act of 1933 and/or Investment Company Act of 1940 Registration Statement, pre-effective amendment or post-effective amendment and any Application for Exemptive Relief or other filings with the Securities and Exchange Commission relating to each of the above-referenced investment companies.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney to be effective as of the date first written above.

/s/ William P. Johnston                         /s/ Lemma W. Senbet
 -----------------------------------            -------------------------------
 William P. Johnston                             Lemma W. Senbet